UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 28, 2014

Vycor Medical, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-149782	20-3369218
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

6401 Congress Ave., Suite 140
Boca Raton, FL.	33487
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (561) 558-2000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.03 Amendments to Articles of Incorporation of Bylaws; change in Fiscal Year

On February 28, 2014, Vycor Medical, Inc. Filed a Certificate of Correction (“Certificate of Correction”) with the Secretary of State of the State of Delaware which corrected a Certificate of Amendment of Certificate of Incorporation of Vycor Medical, Inc. (“Certificate of Amendment”) which was filed with the Secretary of State of Delaware on January 11, 2013.  The Certificate of Correction was filed as as permitted by Section 103 of the General Corporation Law of the State of Delaware.

The inaccuracy or defect of the said Certificate of Amendment is that the Certificate of Amendment omitted to state that the corporation had taken action to reduce its authorized capital concurrent with the Reverse Stock Split described in the Certificate of Amendment.  In fact, the corporation had taken action to reduce the total number of shares of all classes of stock which the corporation shall have the authority to issue to 35,000,000 shares, of which 25,000,000 shares, par value $0.0001 shall be designated as Common Stock and 10,000,000 shares, par value $0.0001 shall be designated as Preferred Stock, with such reduction to be implemented concurrent with the effectiveness of the Reverse Split.

The Certificate of Correction provides that ARTICLE “FOURTH” of the Corporation’s Certificate of Incorporation shall be corrected by changing ARTICLE FOURTH, Subparagraph (a), in pertinent part, to read as follows:

“(a) Authorized Capital. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 35,000,000, of which 25,000,000 shares, par value of $0.0001 shall be designated as Common Stock ("Common Stock"), and 10,000,000 shares, par value of S0.0001, shall be designated as Preferred Stock ("Preferred Stock").”

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

3.1	Vycor Medical, Inc. Certificate of Correction filed on February 28, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 10, 2014

Vycor Medical, Inc.
/s/ David Cantor
By: David Marc Cantor Title: President